Exhibit 7.1

Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525	Web: www.kruancpa.com

August 17, 2012

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We agree with the statements concerning us made in the portion of the Current Report on Form 8-K dated August 17, 2012 to be filed by Sunrise Real Estate Group, Inc. pursuant to Item 4.02.

/s/ Kenne Ruan, CPA, P.C.

Kenne Ruan, CPA, P.C.